CUSIP No. 01609W102	13G	Page 11 of 12 pages

Exhibit 99.1

JOINT FILING AGREEMENT

SoftBank Group Corp., a Japanese corporation, SBBM Corporation, a Japanese corporation, SB HP Holdco, a Cayman Islands company, and West Raptor Holdings, LLC, a Delaware limited liability company, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, that the Schedule 13G filed herewith, and any amendments thereto, relating to ordinary shares of Alibaba Group Holding Limited is, and will be, jointly filed on behalf of each such person and further agrees that this joint filing agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this joint filing agreement as of the date set forth below.

Dated: February 14, 2017

SOFTBANK GROUP CORP.

By:	/s/ Yoshimitsu Goto
Name:	Yoshimitsu Goto
Title:	Executive Corporate Officer

SBBM CORPORATION

By:	/s/ Ippei MIMURA
Name:	Ippei MIMURA
Title:	Director

SB HP HOLDCO

By:	/s/ Jonathan Bullock
Name:	Jonathan Bullock
Title:	Director

WEST RAPTOR HOLDINGS, LLC

By:	/s/ Jonathan Bullock
Name:	Jonathan Bullock
Title:	Director